News Release

ASCENA RETAIL GROUP, INC. REPORTS
SECOND QUARTER RESULTS

– SECOND QUARTER GAAP EPS $0.05; ADJUSTED EPS $0.07 –
– SECOND QUARTER COMBINED COMPARABLE SALES UP 1% –

– COMPANY REAFFIRMS FISCAL 2015 FULL YEAR EPS GUIDANCE –

MAHWAH, NJ – March 3, 2015 – Ascena Retail Group, Inc. (NASDAQ – ASNA) (the “Company”) today reported financial results for its fiscal second quarter ended January 24, 2015.

For the second quarter of Fiscal 2015, earnings from continuing operations were $0.05 per diluted share. This compares to earnings from continuing operations of $0.19 per diluted share in the same period of Fiscal 2014. Adjusted earnings from continuing operations in the second quarter of Fiscal 2015 were $0.07 per diluted share, compared to $0.23 per diluted share in the prior year’s second quarter. Reference should be made to Note 2 in the accompanying unaudited condensed consolidated financial information for a discussion of the "Use of Non-GAAP Financial Measures.”

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “Looking back on the second quarter, while conditions remained very challenging at Justice, we saw performance improve across our other brands as we moved through Holiday into January. We are excited about several of our major brand initiatives, including the continued rollout of our active/athleisure lines at multiple brands, our upcoming Cacique campaign, and our DRESSBAR launch."

Jaffe further commented, “Overall, our strategy and investments provide us with a strong foundation to generate and capitalize on our future top-line growth. We continue to build and leverage our operating model to deliver better profitability, and to drive sustained value for our shareholders over time."

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading national specialty retailer offering clothing, shoes, and accessories for missy and plus-size women under the Lane Bryant, Cacique, maurices, dressbarn and Catherines brands; and for tween girls under the Justice brand. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,900 stores throughout the United States and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.lanebryant.com, www.cacique.com, www.maurices.com, www.dressbarn.com, www.catherines.com, and www.shopjustice.com.

Fiscal Second Quarter Results

Net sales for the second quarter of Fiscal 2015 increased 1.7% to $1.289 billion, compared to $1.267 billion in the second quarter of Fiscal 2014, as new store growth at Justice and maurices and positive combined comparable sales at Lane Bryant, maurices, dressbarn and Catherines was offset by negative combined comparable sales at Justice.

The Company’s comparable sales data for the fiscal second quarter is summarized below:

ascena store comparable sales	(2)%
ascena ecommerce comparable sales	19%
Combined comparable sales	1%

		Net Sales (millions)
	Combined Comparable Sales	Second Quarter Ended
		January 24, 2015	January 25, 2014
Justice	(6)%	$413.9	$434.0
Lane Bryant	1%	279.5	278.7
maurices	8%	279.8	250.5
dressbarn	2%	230.4	224.8
Catherines	9%	85.0	78.5

Gross margin was $662 million, or 51.4% of sales for the second quarter of Fiscal 2015, which was flat when expressed in terms of dollars but down from the prior year rate of 52.3% of sales. The decrease in the gross margin rate was caused by significantly higher markdowns at Justice to clear seasonal inventory. Excluding Justice, we saw gross margin rate improvement across all of our other brands, with the largest increase coming at dressbarn.

Buying, distribution and occupancy (“BD&O”) expenses for the second quarter of Fiscal 2015 were $216.4 million, or 16.8% of sales, compared to $210.5 million, or 16.6% of sales in the second quarter of last year. The expense increase versus last year primarily reflects the impact of new store growth at Justice and maurices, along with increased merchandising and design capability at maurices and dressbarn to support product development.

Selling, general and administrative (“SG&A”) expenses for the second quarter of Fiscal 2015 were $371.7 million, or 28.8% of sales, compared to $349.7 million, or 27.6% of sales in the second quarter of last year. The increases to last year were primarily related to wage increases, store payroll costs on a higher unit base, increased marketing and direct channel support, and higher store asset impairment charges primarily related to the lower-than-expected operating performance of certain retail locations, primarily at Justice.

Operating income for the second quarter of Fiscal 2015 was $16.6 million, or 1.3% of sales, compared to $49.0 million, or 3.9% of sales last year. On an adjusted basis, operating income for the second quarter of Fiscal 2015 was $22.0 million, or 1.7% of sales compared to $59.0 million, or 4.7% of second quarter sales last year.

The effective tax rate increased to 42.0% for the three months ended January 24, 2015 from 30.9% for the three months ended January 25, 2014. The higher effective tax rate for the three months ended January 24, 2015 was close to our statutory rate versus last year, which benefited from indefinitely reinvested international earnings related to our Canadian store expansion, as well as the purchase of additional office space in Hong Kong.

Income from continuing operations for the second quarter of Fiscal 2015 was $8.7 million as compared to $32.4 million in the prior year’s second quarter. On an adjusted basis, income from continuing operations for the second quarter of Fiscal 2015 was $12.2 million, as compared to $38.6 million in the prior year’s second quarter.

The Company reported earnings for the second quarter of Fiscal 2015 from continuing operations and net income of $0.05 per diluted share. For the prior year second quarter, the Company reported earnings from continuing operations and net income of $0.19 per diluted share.

Fiscal Second Quarter Balance Sheet Highlights

The Company ended the second quarter of Fiscal 2015 with cash and cash equivalents of $197.8 million and total debt of $127.0 million, compared to $170.1 million of cash and cash equivalents and $131.6 million of total debt at the end of the second quarter of Fiscal 2014.

Reaffirms Fiscal Year 2015 Guidance

The Company reaffirms guidance for adjusted earnings per diluted share from continuing operations in the range of $0.70 to $0.75 for the fiscal year ending July 2015. This guidance excludes any acquisition-related, integration and restructuring expenses that may be incurred during the fiscal year. The Company is now modeling flat to modest negative total comp growth for the year, and is projecting total capital expenditures between $325 million to $350 million as it continues to aggressively manage capital project activity.

Conference Call Information

The Company will conduct a conference call today, March 3, 2015, at 4:30 PM Eastern Time to review its second quarter Fiscal 2015 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 213-8055 prior to the start time, the passcode is 41091675. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until March 10, 2015 by dialing (617) 801-6888, the passcode is 53856334, and until April 3, 2015 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

Ascena’s financial results for its fiscal second quarters ended January 24, 2015 and January 25, 2014 reflect certain acquisition-related, integration and restructuring expenses and accelerated depreciation of fixed assets related to its integration initiatives. Management believes that all such expenses are not indicative of the Company’s underlying operating performance. As such, adjusted results for Fiscal 2015 and Fiscal 2014, which exclude the effect of such expenses, have been presented to supplement the reported results. Reference should be made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(551) 777-6895

ICR, Inc.
James Palczynski
Partner
(203) 682-8229
jp@icrinc.com

Ascena Retail Group, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(millions, except per share data)

	Three Months Ended
	January 24, 2015	% of Net Sales	January 25, 2014	% of Net Sales
Net sales	$1,288.6	100.0%	$1,266.5	100.0%
Cost of goods sold	(626.6)	(48.6)%	(604.6)	(47.7)%
Gross margin	662.0	51.4%	661.9	52.3%
Other operating expenses:
Buying, distribution and occupancy expenses	(216.4)	(16.8)%	(210.5)	(16.6)%
Selling, general and administrative expenses	(371.7)	(28.8)%	(349.7)	(27.6)%
Acquisition-related, integration and restructuring expenses	(5.3)	(0.4)%	(6.9)	(0.5)%
Depreciation and amortization expense	(52.0)	(4.0)%	(45.8)	(3.6)%
Operating income	16.6	1.3%	49.0	3.9%
Interest expense	(1.6)	(0.1)%	(1.6)	(0.1)%
Interest and other expense, net	—	—%	(0.5)	—%
Income from continuing operations before provision for income taxes	15.0	1.2%	46.9	3.7%
Provision for income taxes from continuing operations	(6.3)	(0.5)%	(14.5)	(1.1)%
Income from continuing operations	8.7	0.7%	32.4	2.6%
Loss from discontinued operations, net of taxes	—	—%	(0.5)	—%
Net income	$8.7	0.7%	$31.9	2.5%

Net income per common share - basic:
Continuing operations	$0.05		$0.20
Discontinued operations	—		—
Total net income per basic common share	$0.05		$0.20

Net income per common share – diluted:
Continuing operations	$0.05		$0.19
Discontinued operations	—		—
Total net income per diluted common share	$0.05		$0.19

Weighted average common shares outstanding:
Basic	162.6		160.9
Diluted	164.4		164.9

See accompanying notes.

Ascena Retail Group, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(millions, except per share data)

	Six Months Ended
	January 24, 2015	% of Net Sales	January 25, 2014	% of Net Sales
Net sales	$2,482.8	100.0%	$2,463.1	100.0%
Cost of goods sold	(1,126.3)	(45.4)%	(1,108.0)	(45.0)%
Gross margin	1,356.5	54.6%	1,355.1	55.0%
Other operating expenses:
Buying, distribution and occupancy expenses	(430.8)	(17.4)%	(418.1)	(17.0)%
Selling, general and administrative expenses	(726.2)	(29.2)%	(697.8)	(28.3)%
Acquisition-related, integration and restructuring expenses	(14.3)	(0.6)%	(12.2)	(0.5)%
Depreciation and amortization expense	(102.5)	(4.1)%	(92.4)	(3.8)%
Operating income	82.7	3.3%	134.6	5.5%
Interest expense	(3.3)	(0.1)%	(3.1)	(0.1)%
Interest and other expense, net	0.1	—%	(0.5)	—%
Income from continuing operations before provision for income taxes	79.5	3.2%	131.0	5.3%
Provision for income taxes from continuing operations	(17.3)	(0.7)%	(44.3)	(1.8)%
Income from continuing operations	62.2	2.5%	86.7	3.5%
Loss from discontinued operations, net of taxes	—	—%	(2.2)	(0.1)%
Net income	$62.2	2.5%	$84.5	3.4%

Net income per common share - basic:
Continuing operations	$0.38		$0.54
Discontinued operations	—		(0.01)
Total net income per basic common share	$0.38		$0.53

Net income per common share – diluted:
Continuing operations	$0.38		$0.52
Discontinued operations	—		(0.01)
Total net income per diluted common share	$0.38		$0.51

Weighted average common shares outstanding:
Basic	162.3		160.0
Diluted	164.7		164.9

See accompanying notes.

Ascena Retail Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	January 24, 2015	July 26, 2014	January 25, 2014
ASSETS
Current assets:
Cash and cash equivalents	$197.8	$156.9	$170.1
Short-term investments	4.3	30.4	3.6
Inventories	477.8	553.2	541.1
Assets related to discontinued operations	—	—	0.2
Deferred tax assets	65.7	46.7	56.3
Prepaid expenses and other current assets	152.2	136.4	130.1
Total current assets	897.8	923.6	901.4
Property and equipment, net	1,118.0	1,110.6	975.7
Goodwill	581.4	581.4	581.4
Other intangible assets, net	434.0	435.4	449.8
Other assets	83.3	72.8	74.9
Total assets	$3,114.5	$3,123.8	$2,983.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$208.1	$253.2	$228.4
Accrued expenses and other current liabilities	305.8	308.9	317.6
Deferred income	85.8	63.5	83.0
Liabilities related to discontinued operations	—	—	2.9
Income taxes payable	11.9	6.3	6.5
Current portion of long term debt	—	—	0.6
Total current liabilities	611.6	631.9	639.0
Long-term debt	127.0	172.0	131.0
Lease-related liabilities	242.5	248.5	242.5
Deferred income taxes	188.0	147.7	141.8
Other non-current liabilities	139.9	186.0	157.3
Total liabilities	1,309.0	1,386.1	1,311.6
Equity	1,805.5	1,737.7	1,671.6
Total liabilities and equity	$3,114.5	$3,123.8	$2,983.2

See accompanying notes.

Ascena Retail Group, Inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
Net sales:
Justice	$413.9	$434.0	$770.9	$806.5
Lane Bryant	279.5	278.7	525.2	526.4
maurices	279.8	250.5	531.7	492.6
dressbarn	230.4	224.8	490.0	482.0
Catherines	85.0	78.5	165.0	155.6
Total net sales	$1,288.6	$1,266.5	$2,482.8	$2,463.1

	Three Months Ended		Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
Operating income (loss):
Justice	$12.6	$48.2	$53.4	$100.1
Lane Bryant	(10.0)	(3.2)	(18.6)	(7.3)
maurices	29.2	23.7	56.1	51.8
dressbarn	(15.2)	(14.3)	(7.1)	(5.2)
Catherines	5.3	1.5	13.2	7.4
Unallocated acquisition-related, integration and restructuring expenses	(5.3)	(6.9)	(14.3)	(12.2)
Total operating income	$16.6	$49.0	$82.7	$134.6

	Three Months Ended		Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
Adjusted EBITDA:
Justice	$28.3	$63.6	$83.9	$129.8
Lane Bryant	1.4	7.7	4.4	15.3
maurices	39.6	33.2	77.1	70.1
dressbarn	(2.4)	(6.2)	17.5	13.2
Catherines	7.0	3.4	16.6	10.8
Total Adjusted EBITDA	$73.9	$101.7	$199.5	$239.2

See accompanying notes.

Ascena Retail Group, Inc.
Notes to Unaudited Condensed Consolidated Financial Information

Note 1. Basis of Presentation

Reclassifications

Historically, the Company included freight costs to move merchandise from its distribution centers to its retail stores within BD&O expenses. As these costs were appropriately treated as a component of inventory, such costs should have been expensed to Cost of goods sold as the inventories were sold. In the fourth quarter of Fiscal 2014, the Company restated its prior period information by reclassifying these freight costs from BD&O expenses to Cost of goods sold. These reclassifications included $13.3 million and $24.2 million of such costs for the three and six months ended January 25, 2014, respectively. There were no changes to historical operating income or historical net income for any period as a result of this change.

In addition, given the significant increase in ecommerce revenues and related shipping costs, the Company concluded in the fourth quarter of Fiscal 2014 that freight costs to bring ecommerce merchandise to its final destination should be classified consistently with brick-and-mortar freight charges. This presentation aligns with how the Company now evaluates the effect of the increased ecommerce business on its results from operations. Accordingly, the Company changed its financial statement presentation by reclassifying these shipping costs from BD&O expenses to Costs of goods sold. These reclassifications included $13.1 million and $19.0 million of such costs for the three and six months ended January 25, 2014, respectively. There were no changes to historical operating income or historical net income for any period as a result of this change.

Certain other immaterial reclassifications have been made to the prior period financial information in order to conform to the current period's presentation.

Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided financial measures in this press release that reflect certain acquisition-related, integration and restructuring expenses. Additionally, the Company also incurred charges for the accelerated depreciation of certain assets that were displaced by the Company’s supply chain and technology integration efforts. Management believes that all such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude certain costs. All information in the tables below are presented for the Company’s continuing operations.

In addition, we present the financial performance measure of earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to exclude non-operating related items such as (i) acquisitions, integrations and restructuring expenses, (ii) extinguishments of debt and (iii) other income and expenses classified outside of operating income. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as operating income and net income reported herein. The table below reconciles Adjusted EBITDA to Net income as reflected in our unaudited condensed consolidated statements of operations. For a more detailed discussion on our use of Adjusted EBITDA, reference is made to our Quarterly Report on Form 10-Q for the Fiscal Quarter Ended January 24, 2015, which also has been filed with the US Securities and Exchange Commission.

Ascena Retail Group, Inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Use of Non-GAAP Financial Measures - (continued)

Reconciliation of Reported Basis to Adjusted Basis
	Three Months Ended				Three Months Ended
	January 24, 2015				January 25, 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$15.0	$(6.3)	$8.7	$0.05	$46.9	$(14.5)	$32.4	$0.19
Adjustments:
Acquisition-related, integration and restructuring expenses	5.3	(1.9)	3.4	0.02	6.9	(2.6)	4.3	0.03
Accelerated depreciation related to integration efforts	0.1	—	0.1	—	3.1	(1.2)	1.9	0.01
Adjusted basis – continuing operations	$20.4	$(8.2)	$12.2	$0.07	$56.9	$(18.3)	$38.6	$0.23

	Six Months Ended				Six Months Ended
	January 24, 2015				January 25, 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$79.5	$(17.3)	$62.2	$0.38	$131.0	$(44.3)	$86.7	$0.52
Adjustments:
Acquisition-related, integration and restructuring expenses	14.3	(5.3)	9.0	0.05	12.2	(4.5)	7.7	0.05
Accelerated depreciation related to integration efforts	0.6	(0.2)	0.4	—	6.0	(2.3)	3.7	0.02
Discrete tax item (a)	—	(13.4)	(13.4)	(0.08)	—	—	—	—
Adjusted basis – continuing operations	$94.4	$(36.2)	$58.2	$0.35	$149.2	$(51.1)	$98.1	$0.59

(a) As previously announced in October 2014, the President and CEO of its Justice brand retired effective January 24, 2015. As a result, certain amounts became payable under his employment agreement within the next twelve months. In particular, previously accrued deferred compensation of approximately $35 million, as adjusted through January 24, 2015, is payable in late July 2015. This amount, which was previously treated as a non-deductible permanent item for income tax purposes in previous periods, became fully deductible in the first quarter of Fiscal 2015. The related tax benefit of approximately $13 million was treated as a discrete item within the first quarter of Fiscal 2015 and was a significant factor in reducing the Company's effective income tax rate.

Ascena Retail Group, Inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions)

Note 2. Use of Non-GAAP Financial Measures - (continued)

	Three Months Ended		Six Months Ended
Operating Income:	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
Reported basis	$16.6	$49.0	$82.7	$134.6
Adjustments:
Acquisition-related, integration and restructuring expenses	5.3	6.9	14.3	12.2
Accelerated depreciation related to integration efforts	0.1	3.1	0.6	6.0
Adjusted basis	$22.0	$59.0	$97.6	$152.8

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended		Six Months Ended
	January 24, 2015	January 25, 2014	January 24, 2015	January 25, 2014
Adjusted EBITDA	$73.9	$101.7	$199.5	$239.2
Acquisition-related, integration and restructuring expenses	(5.3)	(6.9)	(14.3)	(12.2)
Depreciation and amortization expense	(52.0)	(45.8)	(102.5)	(92.4)
Operating income	16.6	49.0	82.7	134.6

Interest expense	(1.6)	(1.6)	(3.3)	(3.1)
Interest and other income (expense), net	—	(0.5)	0.1	(0.5)
Income from continuing operations before provision for income taxes	15.0	46.9	79.5	131.0
Provision for income taxes from continuing operations	(6.3)	(14.5)	(17.3)	(44.3)
Income from continuing operations	8.7	32.4	62.2	86.7
Loss from discontinued operations, net of taxes	—	(0.5)	—	(2.2)
Net income	$8.7	$31.9	$62.2	$84.5